The Chase Manhattan Bank, N.A.
770 Broadway
New York, New York 10003


October 24, 1996

OCC Distributors
Oppenheimer Capital
Two World Financial Center
225 Liberty Street
New York, NY  10080-6116

Re:  QUILTS Equity Strategic Ten, Series 3


Gentlemen:

We have examined Registration Statement File No 333-14453 for the above referenced trust. We hereby acknowledge that The Chase Manhattan Bank, (National Association) is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to the Chase Manhattan Bank (National Association) as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.



Sincerely,

/s/ Robert Ionescu

Robert Ionescu
Second Vice President

371242.1

The Chase Manhattan Bank, N.A.
770 Broadway
New York, New York 10003


October 24, 1996

OCC Distributors
Oppenheimer Capital
Two World Financial Center
225 Liberty Street
New York, NY  10080-6116

Re:  QUILTS Equity Strategic Five, Series 3


Gentlemen:

We have examined Registration Statement File No 333-14453 for the above referenced trust. We hereby acknowledge that The Chase Manhattan Bank, (National Association) is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to the Chase Manhattan Bank (National Association) as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.



Sincerely,

/s/ Robert Ionescu

Robert Ionescu
Second Vice President

371242.1